UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2011

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2011, we executed a joint venture agreement with Zhejiang Medicine Co., Ltd. and Beijing Make-Friend Medicine Technology Co., Ltd., which provides for the establishment of a joint venture company to develop and commercialize our product candidate, MN-221, in China. The agreement supersedes a preliminary agreement entered into in March 2011. The agreement provides that the business scope of the joint venture company will be to in-license authorized drug candidates from us, manage and operate a facility to manufacture such drug candidates for the Chinese market and market, distribute and sell such drug candidates in the Chinese market. The joint venture company will also be responsible for conducting all clinical trials necessary to gain regulatory approval in China. The joint venture company will initially conduct the activities described above with respect to MN-221 but other drug candidates may be brought within the scope if the parties to the agreement unanimously agree. We will contribute $650,000 (approximately 4,287,000 Yuan) in cash for a 30% interest in the joint venture. Our responsibilities relate to granting rights to MN-221 in China to the joint venture company, to the extent owned by or licensed to us, pursuant to the terms of a license agreement to be executed between us and the joint venture company (the “License Agreement”), except that we are under no obligation to grant the joint venture company access to know-how or other information provided to us by or on behalf of Kissei Pharmaceutical Co. Ltd. (“Kissei”) under our license agreement with Kissei. The other parties are responsible for providing funding for the joint venture’s activities. No capital contributions by the other parties will dilute our ownership to be less than 30% of the joint venture company. Any amendment requires the written agreement of all three parties thereto. The joint venture will not be effective until it is approved by the Chinese Ministry of Commerce.

Under the contemplated License Agreement, it is anticipated that the joint venture company will pay us a fee for the license/sublicense equal to the amount of our $650,000 capital contribution to the joint venture company and the joint venture company will be responsible for any payment obligations to Kissei under the sublicense component. It is not anticipated that we will receive any other royalties or other payments under the License Agreement. We have also committed to enter into a supply agreement with the joint venture company with respect to MN-221.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

By:	/s/ Michael Coffee
Michael Coffee Chief Business Officer and Interim Chief Financial Officer

Date: July 6, 2011